i3 VERTICALS REPORTS FOURTH QUARTER AND FULL YEAR 2018 FINANCIAL RESULTS
Provides Updated Financial Outlook for Fiscal 2019
NASHVILLE, Tenn. (November 28, 2018) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal fourth quarter and year ended September 30, 2018.

Highlights for the fiscal fourth quarter and full year of 2018 vs. 2017
•Fourth quarter revenue was $84.1 million, an increase of 17% over the prior year's fourth quarter; Full year revenue was $323.5 million, an increase of 23% over the prior year.
•Fourth quarter net revenue1, which excludes interchange and related network fees, was $28.1 million, an increase of 38% over the prior year's fourth quarter; Full year net revenue1 was $109.0 million, an increase of 48% over the prior year.

•Fourth quarter net income was $2.9 million; Full year net loss was $5.0 million.
•Fourth quarter adjusted EBITDA1 was $7.8 million, an increase of 36% over the prior year's fourth quarter; Full year adjusted EBITDA1 was $30.3 million, an increase of 58% over the prior year.
•Fourth quarter adjusted EBITDA1 as a percentage of net revenue1 was 28%, compared to 28% in the prior year's fourth quarter; Full year adjusted EBITDA1 as a percentage of net revenue1 was 28%, an increase from 26% in the prior year.

•Fourth quarter diluted net income per share available to Class A common stock was $0.09; Full year diluted net loss per share available to Class A common stock2 was $0.08.
•Fourth quarter and full year pro forma adjusted diluted earnings per share1, which gives pro forma effect to the Company's going forward effective tax rate following its Up-C reorganization in connection with its initial public offering (“IPO”), was $0.19 and $0.57, respectively.

•Integrated payments3 were 45% and 43% of payment volume for the three months and full year ended September 30, 2018, respectively.
•Debt was reduced by $74.1 million during the year ended September 30, 2018, primarily with net proceeds from the Company’s IPO and the conversion of a portion of its junior subordinated notes in connection with the IPO. At September 30, 2018, the ratio of consolidated debt-to-EBITDA, as defined in the Company's Senior Secured Credit Facility, was 1.27x.
•Since the third quarter earnings release issued on August 9, 2018, the Company has completed three acquisitions, all within the Proprietary Software and Payments reporting segment. Two of the acquisitions were within the public sector vertical, and the third acquisition provided technology that enhances the Burton Platform. One of the public sector acquisitions was completed during the fourth quarter. The other two acquisitions were completed subsequent to September 30, 2018. The aggregate purchase price, excluding contingent consideration, for these three acquisitions was $27.1 million.

1.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
2.Diluted loss per Class A common stock is presented only for the period after the Company’s Reorganization Transactions (as defined in the Company's prospectus, dated June 20, 2018, filed with the Securities and Exchange Commission).
3.Integrated payments represents payment transactions that are generated in situations where payment technology is embedded within the Company's own proprietary software, a client’s software or critical business process.
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IIIV Reports Fourth Quarter and Full Year 2018 Financial Results

November 28, 2018
Greg Daily, Chairman and CEO of i3 Verticals, commented, “We are pleased with our fourth quarter performance. Our strategy to grow in strategic vertical markets continues to be validated as we saw healthy organic sales growth, particularly within our Proprietary Software and Payments segment, in the quarter. In addition, we continue to strengthen our strategy through complementary acquisitions, as we now provide a comprehensive suite of software products in our public sector vertical, including solutions for property assessments, tax collection, court payments and sheriff office payments. Our acquisitions have also accelerated the development of our Burton Platform, and we now offer point-to-point encryption and have expanded the number of EMV-enabled devices that process on the Burton Platform. These enhancements reduce the scope of PCI compliance costs for our ISV customers and our clients. We continue to have a strong balance sheet with adequate debt capacity, and our acquisition pipeline is active and healthy. We believe the expansion of our integrated payments, coupled with our proprietary technology, positions us to deliver continued growth in the coming years.”

Revised 2019 Outlook
The Company's practice is to provide annual guidance, excluding future acquisitions and transaction-related costs. The outlook also excludes the effect of software deferred revenue write-downs resulting from acquisitions that have already closed.1 The Company is providing the following revised outlook for the fiscal year ending September 30, 2019:

(in thousands, except per share amounts)	Outlook Range
	Fiscal year ended September 30, 2019
Adjusted net revenue (non-GAAP)	$122,000	-	$128,000
Adjusted EBITDA (non-GAAP)	$35,000	-	$36,000
Adjusted diluted earnings per share(2) (non-GAAP)	$0.84	-	$0.87
_______________________
1.GAAP require companies to adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. For the 2019 outlook, the Company has removed the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the earnings release date.
2.Assumes an effective pro forma tax rate of 25.0% (non-GAAP).

With respect to the “Revised 2019 Outlook” above, reconciliation of adjusted net revenue, adjusted EBITDA and adjusted diluted earnings per share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including changes in the fair value of contingent consideration, income tax expenses of i3 Verticals, Inc. and equity-based compensation expense. The Company expects these adjustments may have a potentially significant impact on future GAAP financial results.

Conference Call
The Company will host a conference call on Thursday, November 29, 2018, at 8:00 a.m. ET, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (323) 794-2423 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 11:00 a.m. ET on November 29, 2018, through December 6, 2018, by dialing (719) 457-0820 and entering Confirmation Code 3349103.

To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events & Presentations” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.

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IIIV Reports Fourth Quarter and Full Year 2018 Financial Results

November 28, 2018
Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.

Additional information about non-GAAP financial measures, including, but not limited to, net revenue, pro forma adjusted net income, adjusted EBITDA and pro forma adjusted diluted EPS, and a reconciliation of those measures to the most directly comparable GAAP measures is included on pages 10 to 13 in the financial schedules of this release.

About i3 Verticals
Helping drive the convergence of software and payments, i3 Verticals delivers integrated payment and software solutions to small- and medium-sized businesses and other organizations in strategic vertical markets, such as education, non-profit, the public sector, property management, and healthcare and to the business-to-business payments market. With a broad suite of payment and software solutions that address the specific needs of its clients in each strategic vertical market, i3 Verticals processed approximately $11.6 billion in total payment volume for the 12 months ended September 30, 2018.

Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements including any statements regarding guidance and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company's actual future performance or results and cause them to differ materially from those anticipated in the forward-looking statements. Certain of these factors and other risks are discussed in the Company's filings with the U.S. Securities and Exchange Commission (the “SEC”) and include, but are not limited to: (i) the ability to generate revenues sufficient to attain and maintain profitability and positive cash flow; (ii) competition in the Company's industry and the ability to compete effectively; (iii) the dependence on non-exclusive distribution partners to market the Company's products and services; (iv) the ability to keep pace with rapid developments and changes in the Company's industry and provide new products and services; (v) liability and reputation damage from unauthorized disclosure, destruction or modification of data or disruption of the Company's services; (vi)
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IIIV Reports Fourth Quarter and Full Year 2018 Financial Results

November 28, 2018
technical, operational and regulatory risks related to the Company's information technology systems and third-party providers’ systems; (vii) reliance on third parties for significant services; (viii) exposure to economic conditions and political risks affecting consumer and commercial spending, including the use of credit cards; (ix) the ability to increase the Company's existing vertical markets, expand into new vertical markets and execute the Company's growth strategy; (x) the ability to successfully complete acquisitions and effectively integrate those acquisitions into the Company's services; (xi) degradation of the quality of the Company's products, services and support; (xii) the ability to retain clients, many of which are SMBs, which can be difficult and costly to retain; (xiii) the Company's ability to successfully manage its intellectual property; (xiv) the ability to attract, recruit, retain and develop key personnel and qualified employees; (xv) risks related to laws, regulations and industry standards; (xvi) the Company's indebtedness and potential increases in its indebtedness; and (xvii) operating and financial restrictions imposed by the Company's senior secured credit facility. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements. More information on potential factors that could affect the Company’s financial results and performance is included in the “Risk Factors” section of the Company’s recently filed registration statement on Form S-1, as amended, and other filings with the SEC.

Any forward-looking statement made by us in this release speaks only as of the date of this release. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contacts:
Clay Whitson	Scott Meriwether
Chief Financial Officer	Senior Vice President - Finance
(615) 988-9890	(615) 942-6175
cwhitson@i3verticals.com	smeriwether@i3verticals.com

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IIIV Reports Fourth Quarter and Full Year 2018 Financial Results

November 28, 2018
i3 Verticals, Inc. Consolidated Statements of Operations
($ in thousands, except share and per share amounts)

	Three months ended September 30,			Year ended September 30,
	2018	2017	% Change	2018	2017	% Change
	(unaudited)	(unaudited)		(unaudited)

Revenue	$84,053	$71,779	17%	$323,508	$262,571	23%

Operating expenses
Interchange and network fees	55,966	51,433	9%	214,543	189,112	13%
Other costs of services	10,195	8,002	27%	40,314	28,798	40%
Selling general and administrative	10,848	8,029	35%	40,585	27,194	49%
Depreciation and amortization	2,963	2,632	13%	11,839	10,085	17%
Change in fair value of contingent consideration	586	(395)	(248)%	3,866	(218)	n/m
Total operating expenses	80,558	69,701	16%	311,147	254,971	22%

Income from operations	3,495	2,078	68%	12,361	7,600	63%

Other expenses
Interest expense, net	849	1,975	(57)%	8,498	6,936	23%
Change in fair value of warrant liability	—	(357)	n/m	8,487	(415)	n/m
Total other expenses	849	1,618	(48)%	16,985	6,521	160%

Income (loss) before income taxes	2,646	460	475%	(4,624)	1,079	(529)%

(Benefit from) provision for income taxes	(216)	76	(384)%	337	177	90%

Net income (loss)	2,862	384	645%	(4,961)	902	(650)%

Net income attributable to non-controlling interest	2,028	—	n/m	1,937	—	n/m
Net income (loss) attributable to i3 Verticals, Inc.	$834	$384	117%	$(6,898)	$902	(865)%

Net income per share available to Class A common stock(1):
Basic	$0.09			$0.08
Diluted	$0.09			$0.08
Weighted average shares of Class A common stock outstanding(1):
Basic	8,812,630			8,812,630
Diluted	26,891,688			26,873,878
__________________________
1.Basic and diluted net income per Class A common stock are presented only for the period after the Company’s Reorganization Transactions.
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IIIV Reports Fourth Quarter and Full Year 2018 Financial Results

November 28, 2018
i3 Verticals, Inc. Financial Highlights
(Unaudited)
($ in thousands, except per share amounts)

	Three months ended September 30,			Year ended September 30,
	2018	2017	% Change	2018	2017	% Change

Net revenue (non-GAAP)	$28,087	$20,346	38%	$108,965	$73,459	48%
Adjusted EBITDA (non-GAAP)	7,849	5,751	36%	30,348	19,264	58%
Pro forma adjusted diluted earnings per share (non-GAAP)	$0.19			$0.57

i3 Verticals, Inc. Supplemental Volume Information
(Unaudited)
($ in thousands)

	Three months ended September 30,		Year ended September 30,
	2018	2017	2018	2017

Payment volume(1)	$2,971,220	$2,772,308	$11,554,806	$10,269,435
__________________________
1.Payment volume is the net dollar value of both 1) Visa, Mastercard and other payment network transactions processed by the Company's clients and settled to clients by us and 2) ACH transactions processed by the Company's clients and settled to clients by the Company.

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IIIV Reports Fourth Quarter and Full Year 2018 Financial Results

November 28, 2018
i3 Verticals, Inc. Segment Summary
(Unaudited)
($ in thousands)

	As of and for the Three Months Ended September 30, 2018
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$78,258	$5,795	$—	$84,053

Operating expenses
Interchange and network fees	54,683	1,283	—	55,966
Other costs of services	9,450	746	(1)	10,195
Selling general and administrative	6,164	2,057	2,627	10,848
Depreciation and amortization	2,395	482	86	2,963
Change in fair value of contingent consideration	237	349	—	586
Income (loss) from operations	$5,329	$878	$(2,712)	$3,495

Payment volume	$2,850,503	$120,717	$—	$2,971,220

	As of and for the Year ended September 30, 2018
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$302,929	$20,582	$(3)	$323,508

Operating expenses
Interchange and network fees	209,695	4,848	—	214,543
Other costs of services	38,399	1,916	(1)	40,314
Selling general and administrative	23,291	7,602	9,692	40,585
Depreciation and amortization	9,535	2,097	207	11,839
Change in fair value of contingent consideration	1,772	2,094	—	3,866
Income (loss) from operations	$20,237	$2,025	$(9,901)	$12,361

Payment volume	$11,072,266	$482,540	$—	$11,554,806

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IIIV Reports Fourth Quarter and Full Year 2018 Financial Results

November 28, 2018
i3 Verticals, Inc. Segment Summary (continued)
(Unaudited)
($ in thousands)

	As of and for the Three Months Ended September 30, 2017
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$67,560	$4,239	$(20)	$71,779

Operating expenses
Interchange and network fees	50,360	1,073	—	51,433
Other costs of services	7,459	563	(20)	8,002
Selling general and administrative	4,383	1,926	1,720	8,029
Depreciation and amortization	2,097	504	31	2,632
Change in fair value of contingent consideration	(400)	5	—	(395)
Income (loss) from operations	$3,661	$168	$(1,751)	$2,078

Payment volume	$2,668,734	$103,574	$—	$2,772,308

	As of and for the Year ended September 30, 2017
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$248,005	$14,582	$(16)	$262,571

Operating expenses
Interchange and network fees	185,141	3,971	—	189,112
Other costs of services	27,350	1,559	(111)	28,798
Selling general and administrative	13,858	7,194	6,142	27,194
Depreciation and amortization	8,029	1,938	118	10,085
Change in fair value of contingent consideration	192	(410)	—	(218)
Income (loss) from operations	$13,435	$330	$(6,165)	$7,600

Payment volume	$9,883,947	$385,488	$—	$10,269,435

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IIIV Reports Fourth Quarter and Full Year 2018 Financial Results

November 28, 2018
i3 Verticals, Inc. Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	September 30,	September 30,
	2018	2017
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$572	$955
Accounts receivable, net	12,500	8,412
Settlement assets	863	5,196
Prepaid expenses and other current assets	2,630	1,141
Total current assets	16,565	15,704

Property and equipment, net	2,958	1,420
Restricted cash	665	1,013
Capitalized software, net	3,372	3,778
Goodwill	83,954	58,517
Intangible assets, net	66,023	59,259
Other assets	1,605	300
Total assets	$175,142	$139,991

Liabilities, Redeemable Class A Units and equity
Liabilities
Current liabilities
Accounts payable	4,114	1,600
Current portion of long-term debt	5,000	4,000
Accrued expenses and other current liabilities	11,538	6,706
Settlement obligations	863	5,196
Deferred revenue	4,927	2,719
Total current liabilities	26,442	20,221

Long-term debt, less current portion and debt issuance costs, net	31,776	106,836
Other long-term liabilities	4,726	2,065
Total liabilities	62,944	129,122

Commitments and contingencies
Redeemable Class A units; 0 and 4,900,000 Units authorized, issued and outstanding as of September 30, 2018 and September 30, 2017, respectively	—	7,723
Stockholders' / Members' equity
Members' equity	—	36,164
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2018	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 9,112,042 shares issued and outstanding as of September 30, 2018	1	—
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 17,213,806 shares issued and outstanding as of September 30, 2018	2	—
Additional paid-in-capital	38,562	—
Accumulated earnings (deficit)	736	(33,018)
Total Stockholders' / Members' equity	39,301	3,146
Non-controlling interest	72,897	—
Total equity	112,198	3,146
Total liabilities, Redeemable Class A Units and members' / stockholders' equity (deficit)	$175,142	$139,991

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IIIV Reports Fourth Quarter and Full Year 2018 Financial Results

November 28, 2018
i3 Verticals, Inc. Consolidated Cash Flow Data
($ in thousands)

	Year ended September 30,
	2018	2017
	(unaudited)

Net cash provided by operating activities	$18,080	$8,330
Net cash used in investing activities	$(38,055)	$(47,903)
Net cash provided by financing activities	$19,244	$37,352

Reconciliation of GAAP to Non-GAAP Financial Measures
The Company believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, i3 Verticals includes non-GAAP financial measures when reporting its financial results to shareholders and potential investors in order to provide them with an additional tool to evaluate the Company’s ongoing business operations. i3 Verticals believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of i3 Verticals’ current and ongoing business operations.

Although non-GAAP financial measures are often used to measure the Company's operating results and assess its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. i3 Verticals believes that its provision of non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess the Company's operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give shareholders and potential investors an opportunity to see i3 Verticals as viewed by management, to assess i3 Verticals with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. i3 Verticals believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

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IIIV Reports Fourth Quarter and Full Year 2018 Financial Results

November 28, 2018
i3 Verticals, Inc. Reconciliation of GAAP Net Income to Non-GAAP Pro Forma Adjusted Net Income and Non-GAAP Adjusted EBITDA
(Unaudited)
($ in thousands)

	Three months ended September 30,		Year ended September 30,
	2018	2017	2018	2017
Net income (loss) attributable to i3 Verticals, Inc.	$834	$384	$(6,898)	$902
Net income attributable to non-controlling interest	2,028	—	1,937	—
Non-GAAP Adjustments:
(Benefit from) provision for income taxes	(216)	76	337	177
Offering-related expenses(1)	—	—	124	—
Non-cash change in fair value of contingent consideration(2)	586	(395)	3,866	(218)
Non-cash change in fair value of warrant liability(3)	—	(357)	8,487	(415)
Equity-based compensation(4)	750	—	1,567	—
Acquisition-related expenses(5)	53	430	531	766
Acquisition intangible amortization(6)	2,378	2,003	9,384	7,669
Non-cash interest expense(7)	233	124	1,072	453
Other taxes(8)	2	11	60	36
Legal settlement(9)	—	995	—	995
Non-GAAP pro forma adjusted income before taxes	6,648	3,271	20,467	10,365
Pro forma taxes at effective tax rate(10)	(1,662)	(818)	(5,117)	(2,591)
Pro forma adjusted net income(11)	$4,986	$2,453	$15,350	$7,774
Cash interest expense, net(12)	616	1,851	7,426	6,483
Pro forma taxes at effective tax rate(13)	1,662	818	5,117	2,591
Depreciation and internally developed software amortization(14)	585	629	2,455	2,416
Adjusted EBITDA	$7,849	$5,751	$30,348	$19,264
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IIIV Reports Fourth Quarter and Full Year 2018 Financial Results

November 28, 2018
________
1.Includes costs associated with forming i3 Verticals, Inc. and other expenses directly related to the Reorganization Transactions (as defined in the Company's prospectus, dated June 20, 2018, filed with the Securities and Exchange Commission).
2.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
3.Non-cash change in warrant liability reflects the fair value change in certain warrants for the Company's common units associated with the Company's mezzanine notes in the aggregate principal amount of $10.5 million. These warrants are accounted for as liabilities on the Company's consolidated balance sheets and were repaid with proceeds from its IPO.
4.Equity-based compensation expense consisted of $750 and $826 related to stock options issued under the Company's 2018 Equity Incentive Plan during the three months and year ended September 30, 2018, respectively. Additionally, during the year ended September 30, 2018, the Company incurred $741 related to tax receivables agreement (TRA) non-participation compensatory shares. TRA non-participation compensatory shares were issued to former equity owners as part of the Reorganization Transactions in conjunction with the IPO.
5.Acquisition-related expenses are the professional service and related costs directly related to the Company's acquisitions and are not part of its core performance.
6.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.
7.Non-cash interest expense reflects amortization of deferred financing costs.
8.Other taxes consist of franchise taxes, commercial activity taxes and other non-income based taxes. Taxes related to salaries or employment are not included.
9.Legal settlement is a charge from certain legal proceedings.
10.Pro forma corporate income tax expense is based on Non-GAAP adjusted income before taxes and is calculated using tax rates of 25.0% for 2018 and 2017, based on blended federal and state tax rates, considering the Tax Reform Act for 2018.
11.Pro forma adjusted net income assumes that the effect of the Reorganization Transactions and the Company's IPO occurred prior to the year ended September 30, 2018, and that all net income during that period is available to the Class A common shareholders. Further, pro forma adjusted diluted earnings per share assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one for one basis.
12.Cash interest expense, net represents all interest expense recorded on statement of operations other than non-cash interest expense, which represents amortization of deferred financing costs.
13.Pro forma corporate income tax expense is based on Non-GAAP adjusted income before taxes and is calculated using tax rates of 25.0% for 2018 and 2017, based on blended federal and state tax rates, considering the Tax Reform Act for 2018.
14.Depreciation and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.

i3 Verticals, Inc. GAAP Diluted EPS and Non-GAAP Pro Forma Adjusted Diluted EPS
(Unaudited)
($ in ones)

	Three months ended September 30, 2018	Year ended September 30, 2018
Diluted net income (loss) available to Class A common stock per share	$0.09	$0.08
Pro forma adjusted diluted earnings per share (non-GAAP)(1)	$0.19	$0.57
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding(2)	26,891,688	26,873,878
__________
1.Pro forma adjusted diluted earnings per share is calculated using pro forma adjusted net income and the pro forma weighted average shares of adjusted diluted Class A common stock outstanding. It presumes that the effect of the Reorganization Transactions and the Company's IPO occurred prior to the year ended September 30, 2018, and that all net income during that period is available to the Class A common shareholders. Further, pro forma adjusted diluted earnings per share assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one for one basis.
2.Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 17,213,806 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 865,252 and 847,442 shares of unvested Class A common stock and options for the three months and year ended September 30, 2018, respectively.

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IIIV Reports Fourth Quarter and Full Year 2018 Financial Results

November 28, 2018
i3 Verticals, Inc. Reconciliation of GAAP Revenue to Non-GAAP Net Revenue
(Unaudited)
($ in thousands)

	Three months ended September 30,		Year ended September 30,
	2018	2017	2018	2017
Revenue	$84,053	$71,779	$323,508	$262,571
Interchange and network fees	55,966	51,433	214,543	189,112
Net Revenue	$28,087	$20,346	$108,965	$73,459

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